SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549
                            --------------------

                                  FORM 8-K
                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               April 14, 2000
                     (Date of earliest event reported)

                              PHONE.COM, INC.
           (Exact name of Registrant as specified in its charter)


      Delaware                   000-25687                   94-3219054
      (State of            (Commission File No.)            (IRS Employer
  incorporation or                                       Identification No.)
    organization)


                            800 Chesapeake Drive
                              Redwood City, CA
                  (Address of principal executive offices)


                                   94063
                                 (zip code)


                               (650) 562-0200
            (Registrant's telephone number, including area code)




ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

        On April 14, 2000, the Registrant, Phone.com, Inc. ("Phone.com"), consummated its acquisition of Onebox.com, Inc., a Delaware corporation ("Onebox"). The transaction was closed pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated February 13, 2000, by and among Phone.com, Onyx Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Phone.com ("Merger Sub"), Onebox, and Timothy Haley as agent of the former stockholders of Onebox. The Merger will be accounted for under the purchase method of accounting. A copy of the Merger Agreement with exhibits thereto is filed herewith as Exhibit 2.1 and incorporated by reference herein. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement. As a result of the transaction,Onebox became a wholly owned subsidiary of Phone.com. The consideration paid for all of the outstanding common and preferred stock of Onebox and all rights to acquire common or preferred stock of Onebox as of the date of consummation consisted of the issuance of up to approximately 6,469,413 shares of Phone.com common stock valued at approximately $800 million (the "Merger Consideration"). The portion of the Merger Consideration allocated to the stockholders of Onebox was paid to the stockholders of Onebox, although pursuant to the provisions of the Merger Agreement, 10% of the Merger Consideration was placed in escrow on behalf of the stockholders to secure certain indemnification obligations under the Merger Agreement.

        Onebox's assets consist of intellectual property, cash, receivables, property and equipment, and other tangible and intangible assets which are used in the business of developing and marketing unified messaging products and services. Phone.com intends to continue such use of the assets.


ITEM 7.               EXHIBITS.

        The financial statements and pro forma financial information required by this Item will be filed by amendment approximately 45 days from the date of filing of this current report on Form 8-K.


2.1 Agreement and Plan of Merger, dated as of February 13, 2000, by and among the Registrant, Onyx Acquisition Corp., Onebox and Timothy Haley as agent of the former stockholders of Onebox.com, Inc. together with exhibits thereto.
99.1      Press Release of the Registrant, dated April 14, 2000.
99.2      Press Release of the Registrant, dated Febraury 14, 2000.



                                 SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                          PHONE.COM, INC.


                          By: /s/ Alan Black
                              ---------------------------
                          Name:  Alan Black
                          Title: Vice President of Finance and Administration,
                                 Chief Financial Officer and Treasurer
                                 (Principal Financial and Accounting Officer)


Date:  May 15, 2000



                               EXHIBIT INDEX


EXHIBIT   DESCRIPTION

2.1 Agreement and Plan of Merger, dated as of February 13, 2000, by and among the Registrant,Onyx Acquisition Corp., Onebox.com, Inc. and Timothy Haley as agent of the former stockholders of Onebox.com, Inc. together with exhibits thereto.
99.1      Press Release of the Registrant, dated April 14, 2000.
99.2      Press Release of the Registrant, dated February 14, 2000.